UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2017

BALLY, CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-192387	80-091780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Lane 18 Hsinan Rd., Sec 1 Wujih District, Taichung City Taiwan	414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 136 001 8898

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2017, Ming Chun Lung resigned as Chief Executive Officer, President, Secretary, and as a director. There have been no disagreements between the Company and Ming Lung on any matter relating to Company’s operations, policies or practices. Ming Chun Lung was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K, and has been provided with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein.

On June 8, 2017, Kong Nguan Hong was appointed Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, and as a director. Mr Hong has over 25 years of experience in Branding, Marketing, Sales operation and leadership in various business fields.

There are no related party transactions involving Mr. Hong that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Mr. Hong and any other persons pursuant to which he was selected as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY, CORP.

/s/ Kong Nguan Hong
Kong Nguan Hong
Chief Executive Officer

Date:	June 26, 2017

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